UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2013

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 2, 2013, Richard Lewis notified MeetMe, Inc. (the “Company”) of his resignation from the Board of Directors (the “Board”) of the Company effective upon the earlier of the appointment of a successor and the 2013 Annual Meeting of Stockholders.

On April 3, 2013, Terry O. Herndon notified the Company of his resignation from the Board effective upon the earlier of the appointment of a successor and the 2013 Annual Meeting of Stockholders.

(e) As previously announced on a Form 8-K dated February 12, 2013, David D. Clark was appointed Chief Financial Officer of MeetMe, Inc. and began this role on April 2, 2013.

Pursuant to the terms of his employment agreement with the Company, effective as of April 2, 2013 (the “Agreement”), Mr. Clark has responsibility as the Chief Financial Officer of the Company. A summary of certain terms of the Agreement is set forth below.

Term

The term of the Agreement shall be until April 2, 2016. The term of the Agreement shall automatically renew for one-year periods unless the Company gives written notice to Mr. Clark at least 60 days prior to the end of the initial three-year term or any one-year renewal period. Should the Company decide to terminate the Agreement at the end of the initial three-year term or any one-year renewal period, and if Mr. Clark is (i) willing and able to continue performing the services under terms similar to those under the Agreement, (ii) the Company does not offer Mr. Clark continued employment on terms substantially similar to those in the Agreement and (iii) the termination is other than for Cause (as defined in the Agreement and summarized below), death, disability or resignation by Mr. Clark without Good Reason (as defined in the Agreement and summarized below), then the termination shall be considered an involuntary termination under the Agreement.

Compensation and Benefits

Mr. Clark will receive an initial base salary of $312,000, subject to adjustment pursuant to the Company’s performance review policies for senior executives or an overall Company compensation reduction. Mr. Clark shall be entitled to participate in all short-term and long-term incentive programs established by the Company, at the levels that the chief executive officer or compensation committee of the board determines. Mr. Clark shall be eligible for annual incentive compensation with a target amount equal to 50% of his base salary. No minimum incentive is guaranteed. Mr. Clark will be entitled to participate in the Company’s employee retirement and welfare benefit plans and programs made available to the Company’s senior level executives as a group, as such plans and programs may be in effect from time to time.

Equity Grants

On April 2, 2013, Mr. Clark received stock options to purchase 300,000 shares of Company common stock with an exercise price equal to the closing price of the Company’s common stock on April 2, 2013. One third of the options will vest on the first anniversary of the grant date and the remaining two-thirds in substantially equal installments on a monthly basis over the following two years, subject to Mr. Clark’s continuing employment with the Company. In addition, Mr. Clark received on April 2, 2013, a restricted stock award of 75,000 shares of Company common stock, which will vest in full on the first anniversary of the grant date, subject to Mr. Clark’s continued employment on the vesting date.

Termination of Employment

The Company may terminate Mr. Clark’s employment at any time without Cause and Mr. Clark may resign from his employment with the Company for Good Reason. If Mr. Clark’s employment is terminated without Cause or with Good Reason, and if Mr. Clark executes and does not revoke a release of claims, he will be entitled to one year’s base salary, paid in installments, a pro rata amount of the target annual incentive compensation award for the year of termination, if any, paid in a lump sum, monthly reimbursement for the monthly COBRA costs for a 12 month period and accelerated vesting of time-based equity awards granted to Mr. Clark. If Mr. Clark’s employment is terminated by the Company for Cause, or on account of Mr. Clark’s death or disability, or by Mr. Clark voluntarily without Good Reason, all payments under the Agreement shall cease and Mr. Clark will receive any amounts earned, accrued or owing but not yet paid under the Agreement through the date of termination and he will be entitled to any benefits due in accordance with the terms of the applicable benefit plans and programs. In addition, if Mr. Clark’s employment is terminated by the Company on account of Mr. Clark’s death or disability, the Company will pay Mr. Clark (or his executor, legal representative, administrator or legal beneficiary, as applicable), a pro rata amount of the target annual incentive compensation award for the year of termination, if any.

Cause generally means the (i) commission of a felony, (ii) negligent performance or willful refusal to perform, (iii) commission of an act of dishonesty, (iv) engagement in conduct that the Board determines is harmful to the Company, (v) breach of a written non-solicitation, non-competition, non-disclosure or invention assignment agreement or (vi) breach of the Company’s written conduct of business conduct and ethics. Good Reason generally means, without Mr. Clark’s consent, the occurrence of (i) a material diminution of Mr. Clark’s authority, duties or responsibilities, (ii) a material change in the geographic location of where Mr. Clark must perform services, (iii) a material diminution in Mr. Clark’s base salary, (iv) a material diminution of the authority, duties or responsibilities of Mr. Clark’s supervisor and (v) any action or inaction that constitutes a material breach by the Company of the Agreement, provided that Mr. Clark gives the Company notice of the event or condition constituting Good Reason within 90 days of the first occurrence of such event or condition and the Company fails to cure such event or condition within 30 days after receiving notice.

Any severance benefits paid are intended to be exempt from Section 409A of the Internal Revenue Code and are instead of, rather than in addition to, any payments under any severance plan or similar program applicable to employees of the Company.

Upon Mr. Clark’s termination of employment for any reason, he shall immediately resign from all boards of directors of the Company, any affiliates and any other entities for which he serves as a representative of the Company.

Clawback

Mr. Clark will be subject to any compensation clawback, recoupment and anti-hedging policies that may be applicable to him as an executive of the Company, as in effect from time to time and approved by the board or a committee thereof.

Restrictive Covenants

Mr. Clark has entered into the Company’s standard Confidential Information and Invention Assignment Agreement. During Mr. Clark’s employment with the Company and for the period of 12 months after Mr. Clark’s termination of employment, Mr. Clark shall not, directly or indirectly, in any territory or market in which the Company does business, or to Mr. Clark’s knowledge has plans to do business, render any material services or engage in any business that competes in any material respect with the business of the Company. During Mr. Clark’s employment and at any time after the termination of Mr. Clark’s employment, Mr. Clark and the Company will not directly or indirectly, publicly or privately, make, publish or solicit or encourage others to make, publish or solicit, any disparaging statements, comments, announcements or remarks concerning the other.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: April 8, 2013	By:	/s/Geoffrey Cook
Name: Geoffrey Cook
Title: Chief Executive Officer